UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	46-1684608
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

127 Industry Boulevard

North Huntingdon, Pennsylvania 15642

(724) 863-9663

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01	Nasdaq Global Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-185933 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated herein by reference to the information under “Capital Stock” in the Registrant’s Registration Statement on Form S-1, File No. 333-185933 as fully as if it were set forth herein.

Item 2.	Exhibits.

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

THE EXONE COMPANY

Date: February 4, 2013

By:	/s/ S. Kent Rockwell
Name: S. Kent Rockwell
Title: Chairman and Chief Executive Officer